EXHIBIT 10.11

                                                                                                     HENRY SCHEIN, INC.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective as of January 1, 2005)

HENRY SCHEIN, INC.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective as of January 1, 2005)

i

HENRY SCHEIN, INC.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective as of January 1, 2005)

Article 1 - Introduction

The purpose of the Henry Schein, Inc. Non-Employee Director Deferred Compensation Plan is to provide incentives to directors of Henry Schein, Inc. who are not employees of Henry Schein, Inc. or a Subsidiary (as defined in Section 2.29) through the ability to defer any Eligible Director Fees (as defined in Section 2.16). Participants in the Plan are permitted to defer all or a portion of their Eligible Director Fees into the Cash Account or Phantom Share Account (as defined in Sections 2.5 and 2.23, respectively), as elected by a Participant. The Company believes that the Plan creates a means to provide deferred compensation to such directors and to raise the level of stock ownership in the Company by such directors thereby strengthening the mutuality of interests between such directors and the Company’s stockholders.

The shares of Common Stock available for issuance under this Plan are funded from shares of Common Stock that are available under the 1996 Director Incentive Plan, and such awards under this Plan constitute an “Other Stock-Based Award” under the 1996 Director Incentive Plan.

Article 2 - Definitions

2.1	Account – means, with respect to each Participant, the total of a Participant’s Cash Account and Phantom Share Account.
2.2	Award Date – means the date that Eligible Director Fees would otherwise be paid to a Participant if a Participant did not elect to participate in the Plan.
2.3	Beneficiary - a beneficiary or beneficiaries designated by the Participant under Article 9.
2.4	Board of Directors - the Board of Directors of the Company.
2.5

Cash Account – means the account to which the Company will make a book entry to credit the portion of Eligible Director Fees that a Participant elects to defer under the Plan and deem invested in cash equivalents based on the Company’s long-term borrowing rate under the Company’s principal credit facility.

2.6	Chair Fees – means cash fees received by a Participant for services as a chair of any committee of the Board of Directors during a Plan Year.
2.7	Change in Control – shall be deemed to occur upon any of the following:
(i)

an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Act of 1933, as amended) of 33% or more of either (A) the then outstanding Common Stock or (B) the combined voting power of the then outstanding voting securities of the

Company entitled to vote generally in the election of directors (the “Outstanding HSI Voting Securities”); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a “Corporate Transaction”), if, pursuant to such Corporate Transaction, the following conditions are satisfied: (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Common Stock and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction, of the outstanding Common Stock and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% or more of the outstanding Common Stock or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(ii)

within any 12-month period, a change in the composition of the Board of Directors such that the individuals who as of the commencement of such 12-month period constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided that for purposes of this subsection any individual who becomes a member of the Board of Directors subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Act of 1933, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)

the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the outstanding Common Stock or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

2.8	Code - the Internal Revenue Code of 1986, as amended from time to time.
2.9

Committee – the Compensation Committee of the Board of Directors. If the Board of Directors removes the Committee for any reason, “Committee” means the Board of Directors. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of the Plan or any interpretations or other actions of the Committee.

2.10	Common Stock - Common Stock of the Company, par value $.01 per share.
2.11	Company – Henry Schein, Inc., a corporation organized under the laws of the State of Delaware (or any successor).

2.12

Deemed Dividends – means the amount of dividends (whether stock or cash), if any, which are declared on a share of Common Stock multiplied by the number of Phantom Shares credited to a Participant’s Phantom Share Account.

2.13

Deferral Agreement - an agreement executed by a Participant setting forth his or her election to defer receipt of his or her Eligible Director Fees and an authorization for the Company to credit such amount to a book-entry Account maintained by the Company on behalf of the Participant. A Deferral Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Company or Committee.

2.14	Disability – means that a Participant is disabled within the meaning of Section 409A(a)(2)(C) of the Code (and the guidance issued thereunder).
2.15	Effective Date – the effective date of the Plan as provided in Section 12.13.
2.16

Eligible Director Fees – any of the following amounts received by a Participant in connection with service on the Board of Directors: (i) Retainer Fees; (ii) Meeting Fees; (iii) Chair Fees; or (iv) any other amounts determined by the Committee in its sole discretion (including, Common Stock or restricted stock units). Eligible Director Fees shall not include expense reimbursements.

2.17	Exchange Act - the Securities Exchange Act of 1934, as amended.
2.18	Fair Market Value – as applied to any date,
(i)

if the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted through the NASDAQ Stock Market, Inc. (“NASDAQ”), the closing sales price of a Share as reported on the relevant composite transaction tape, if applicable, or on such principal exchange (determined by trading value in the Common Stock) or through NASDAQ, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or exchange or through NASDAQ, as the case may be, on such date; or

(ii)

if the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through NASDAQ, the mean between the bid and asked prices as quoted by NASDAQ on such date; or

(iii)

if the Common Stock is not listed or quoted on a national securities exchange or through NASDAQ or, if pursuant to (i) and (ii) above the Fair Market Value is to be determined based upon the mean of the bid and asked prices and the Committee determines that such mean does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law and taking into account Section 409A of the Code; or

(iv)	if the Common Stock is not publicly traded, such amount as is set by the Committee in good faith taking into account Section 409A of the Code.
2.19	Meeting Fees – cash fees paid for attendance at Board of Director meetings or meetings of any committee thereof in which the Participant is a member.
2.20	1996 Director Incentive Plan – the Henry Schein, Inc. 1996 Non-Employee Director Stock Incentive Plan, as amended from time to time.
2.21	Participant – a director of the Company who satisfies the eligibility requirements under Article 5 of the Plan and elects to participate in the Plan in accordance with its terms.
2.22

Phantom Share – a unit of measurement equivalent to one share of Common Stock but with none of the attendant rights of a stockholder of a share of Common Stock, including the right to vote (if any); except that a Phantom Share shall have the right to Deemed Dividends as described in Article 8. The Fair Market Value of a Phantom Share on any date shall be deemed to be the Fair Market Value of a share of Common Stock on that date.

2.23

Phantom Share Account – means the account to which the Company will make a book entry to credit the portion of Eligible Director Fees that a Participant elects to defer under the Plan and deem invested in the Phantom Share Fund. The Phantom Share Account shall represent each Participant’s proportionate interest in the Phantom Share Fund. Notwithstanding anything in the Plan to the contrary, a Participant’s proportionate interest in the Phantom Share Fund shall be expressed as units, and shall be determined using unit accounting.

2.24

Phantom Share Fund – means the fund to which the Company will credit the aggregate Eligible Director Fees that all Participants elect to defer in their Phantom Share Account, which shall be deemed to be primarily invested in Phantom Shares.

2.25	Plan - the Henry Schein, Inc. Non-Employee Director Deferred Compensation Plan, as amended from time to time.
2.26	Plan Year – the calendar year.
2.27	Retainer Fees – retainer fees received by a Participant for service on the Board of Directors as a director during a Plan Year.
2.28	Rule 16b-3 - means the “short-swing” profit recovery rule pursuant to Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or any successor provision.
2.29

Subsidiary – means any “subsidiary corporation” within the meaning of Section 424(f) of the Code. An entity shall be deemed a Subsidiary of the Company only for such periods as the requisite ownership relationship is maintained.

2.30

Termination of Directorship – means termination of a Participant’s service as a director of the Board of Directors for any reason whatsoever, including, but not limited to, death, retirement, resignation, Disability, dismissal (with or without cause), that satisfies the requirements for a “separation from service” within the meaning of Section 409A of the Code (and the guidance issued thereunder).

Article 3 - Shares Reserved

Shares of Common Stock that may be issued or used for reference purposes under the Plan with respect to Phantom Shares are funded from shares of Common Stock that are available for issuance under the 1996 Director Incentive Plan. The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the Plan with respect to Phantom Shares may not exceed the maximum number of shares of Common Stock available for issuance under the 1996 Director Incentive Plan, subject to adjustment as provided in Article 10 hereof.

Article 4 - Administration

4.1

The Plan shall be administered by the Committee. The Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable. All interpretations, determinations and decisions of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties with respect to all matters relating to the Plan.

4.2

The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an agent to administer the Plan, keep records, send Account statements to Participants and to perform other duties relating to the Plan, as the Committee may request from time to time. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the delivery of the Common Stock or for the administration of the Plan.

4.3

The Company shall, to the fullest extent permitted by law, the Certificate of Incorporation and By-laws of the Company and, to the extent not covered by insurance, indemnify each director or employee of the Company and its Subsidiaries (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company or a Subsidiary, except in instances where any such person engages in fraud or bad faith. To the extent permitted by law, such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company. Expenses incurred by the Committee or the Board of Directors in the engagement of any such counsel, consultant or agent shall be paid by the Company.

Article 5 - Eligibility

Any director of the Company who is not an active employee of the Company or any of its Subsidiaries shall be eligible to participate in the Plan.

Article 6 - Timing and Manner of Deferrals

6.1	Timing of Deferral Elections

No later than December 31 of each Plan Year, each Participant may voluntarily elect to defer all or a portion of his or her Eligible Director Fees to be earned in the immediately following Plan Year in accordance with Section 6.2, as elected in a Deferral Agreement. If a Participant first becomes eligible to participate in the Plan during a Plan Year, such Participant may elect to participate in the Plan with respect to Eligible Director Fees that would otherwise be payable during such Plan Year for services to be performed subsequent to the election, no later than 30 days following the date such director first becomes a Participant.

6.2	Amount of Deferral

(a)

Retainer Fees and Chair Fees. A Participant may voluntarily elect to defer all or a portion of his or her Retainer Fees and/or Chair Fees in 25% increments, which percentage shall apply equally to all Retainer Fees and Chair Fees that would otherwise be payable to a Participant during the applicable Plan Year, as specified in Section 6.1 and as elected by the Participant in a Deferral Agreement.

(b)

Meeting Fees. A Participant may voluntarily elect to defer 100% of his or her Meeting Fees, which election shall apply to all Meeting Fees that would otherwise be payable to a Participant during the applicable Plan Year, as specified in Section 6.1 and as elected by the Participant in a Deferral Agreement.

6.3	Election to Defer Eligible Director Fees into the Cash Account or Phantom Share Account

A Participant who elects to defer Eligible Director Fees in accordance with Sections 6.1 or 6.2 shall also elect whether to credit Eligible Director Fees into the Cash Account or the Phantom Share Account in 25% increments, which election shall apply equally to all Eligible Director Fees credited to the Cash Account or the Phantom Share Account. Such election shall be made under the Deferral Agreement.

(a)

Election to Credit Eligible Director Fees into the Cash Account. If a Participant elects to defer Eligible Director Fees into the Cash Account, the Company shall credit the Participant’s Cash Account, on each applicable Award Date, with an amount equal to the dollar amount of the Eligible Director Fees that the Participant elects to defer into the Cash Account. The Company shall credit the Participant’s Cash Account with interest on the first business day of each calendar quarter at a rate equal to the Company’s then long-term borrowing rate under the Company’s principal credit facility.

(b)

Election to Allocate Eligible Director Fees into the Phantom Share Account. If a Participant elects to defer Eligible Director Fees into the Phantom Share Account, the Company shall credit to the Phantom Share Fund, on each applicable Award Date, a number of Phantom Shares (in whole and fractional Phantom Shares) determined by dividing (i) the aggregate dollar amount of the Eligible Director Fees that all Participants elect to defer in their Phantom Share Account in accordance with the Participant’s Deferral Agreement by (ii) the Fair Market Value of a share of Common Stock on each applicable Award Date. If a Participant elects to defer Eligible Director Fees into the Phantom Share Account, a Participant shall have a proportionate interest in the Phantom Share Fund.

Amounts deferred to the Phantom Share Account may not be transferred into the Cash Account and vice versa.

With respect to any Plan Year, a Deferral Agreement is irrevocable on and after the date the Deferral Agreement must be submitted to the Company in accordance with procedures established by the Committee, and is valid solely for the Plan Year to which the election relates. If no new Deferral Agreement is timely made or filed in accordance with procedures established by the Committee with respect to any subsequent Plan Year, Eligible Director Fees may not be deferred under the Plan.

Article 7 - Vesting and Distribution

7.1	Vesting

A Participant’s Account shall be fully vested at all times.

7.2	Distribution of Account

Except as otherwise provided in Article 11, a Participant’s Account shall be distributed to the Participant (or, in the case of a Participant’s death, his or her Beneficiary) in its entirety as soon as practicable after the earliest to occur of the following: (i) a Participant’s Termination of Directorship; (ii) a Participant’s death or Disability; or (iii) a Change in Control; provided, however, that a Participant’s Account shall be distributed no later than 90 days following the occurrence of any such distribution event. A Participant’s Phantom Share Account shall be distributed in Common Stock and a Participant’s Cash Account shall be distributed in a lump sum cash payment.

Fractional shares of Common Stock shall be rounded-down for fractions less than one-half and rounded-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

Article 8 - Dividends

At such time or times as any dividends on Common Stock shall be distributed to the Company’s stockholders, the Company shall credit to the Participant’s Phantom Share Account with Deemed Dividends. Deemed Dividends so credited to the Participant’s Phantom Share Account which are cash dividends shall be reinvested in Phantom Shares (based on the Fair Market Value of such shares on the date the dividend is paid) and paid as part of the Participant’s Account as provided in Section 7.2.

Article 9 - Designation of Beneficiary

A Participant may designate one or more Beneficiaries to receive the Participant’s benefits under the Plan in the event of his or her death. Such designation, or any change therein, must be in writing in a form acceptable to the Committee and shall be effective upon receipt by the Committee. If there is no effective Beneficiary designation, the Participant’s Beneficiary shall be the Participant’s estate. Upon the acceptance by the Committee of a new Beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary designation form filed by the Participant and accepted by the Committee prior to his or her death.

Article 10 - Adjustments

In the event of a stock dividend, stock split, reverse stock split, combination or reclassification of shares, recapitalization, merger, consolidation, exchange, spin-off or otherwise which affects the Common Stock, the Committee shall make appropriate equitable adjustments in:

(a)	the number or kind of shares of Common Stock or securities with respect to which Phantom Shares shall be awarded;
(b)	the number and kind of shares of Common Stock remaining subject to outstanding Phantom Shares;
(c)	each Participant’s interest in the Phantom Share Fund; and

(d)	the method of determining the value of Phantom Shares.

Article 11 - Amendment or Termination of Plan

The Company reserves the right to amend, terminate or freeze the Plan at any time, by action of its Board of Directors (or a duly authorized committee thereof) or the Committee, provided that no such action shall adversely affect a Participant’s rights under the Plan with respect to Eligible Director Fees that have been deferred before the date of such action. No amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval of such amendment is required to comply with any applicable law, regulation or stock exchange rule. Upon termination of the Plan, the Company may, in its sole discretion, pursuant to Section 1.409A-3(j)(4)(ix) of the Treasury Regulations (regarding plan termination and liquidations), elect to distribute a Participant’s Account in its entirety within the period of time prescribed by Section 1.409A-3(j)(4)(ix) of the Treasury Regulations. Upon freezing of the Plan, all Eligible Director Fees deferred under the Plan prior to freezing shall continue to be held under the Plan and shall be distributed in accordance with Section 7.2.

Article 12 - Miscellaneous Provisions

12.1	No Distribution; Compliance with Legal Requirements

The Committee may require each person acquiring shares of Common Stock under the Plan to represent to, and agree with, the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Common Stock shall be issued until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Common Stock as it deems appropriate.

12.2	Withholding

To the extent legally required, participation in the Plan is subject to any legally required tax withholding with respect to a Participant’s participation in the Plan (including, without limitation, any distributions from the Plan).

12.3	Notices; Delivery of Stock Certificates

Any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered by hand, a nationally recognized overnight courier or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Participant at the last address shown for the Participant on the records of the Company or such other address that the Participant shall designate in writing to the Company. Delivery of stock certificates to persons entitled to receive them under the Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have deposited such certificates in the United States mail or personally delivered such certificates by hand or by a nationally recognized overnight courier, addressed to such person at his/her last known address on file with the Company or such other address that may be designated in writing to the Company.

12.4	Nontransferability of Rights

Phantom Shares and other interests under the Plan are not transferable other than by will or by the laws of descent and distribution. No Phantom Share or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment, execution, levy or charge, and any attempt by a Participant or any Beneficiary under the Plan to do so shall be void. No Phantom Shares or other interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or Beneficiary entitled thereto.

12.5	Obligations Unfunded and Unsecured

The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company or any Subsidiary (including Common Stock) for payment of any amounts or issuance of any shares of Common Stock hereunder. No Participant or other person shall own any interest in any particular assets of the Company or any Subsidiary (including Common Stock) by reason of the right to receive payment under the Plan, and any Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship amongst the Company, any Subsidiary, the Committee, and the Participants, their designated Beneficiaries or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds. If the Company decides to establish any accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company establishes a rabbi trust under this Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

12.6	Governing Law

The Plan shall be governed, construed, administered and regulated in accordance with the laws of New York. In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

12.7	Short-Swing Profit Recovery Rule under Rule 16b-3

The Plan is intended to comply with the “short-swing” profit recovery rule pursuant to Rule 16b-3 and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

12.8	No Directorship Rights

The establishment and operation of this Plan shall not confer any legal rights upon any Participant or other person for a continuation of directorship, nor shall it interfere with the rights of the Company or Subsidiary to terminate a Participant’s directorship and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant under the Plan.

12.9	Severability of Provisions

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

12.10	Construction

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be used in the construction of the Plan.

12.11	Assignment

The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives. In the event that the Company sells all or substantially all of the assets of its business and the acquiror of such assets assumes the obligations hereunder, the Company shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

12.12	Use of Funds

All Eligible Director Fees that are received or held under the Plan may be used by the Company for any corporate purpose.

12.13	Effective Date of Plan

The Plan was first adopted effective as of January 1, 2004, subject to stockholder approval of the amendment and restatement of the 1996 Director Incentive Plan, which was adopted by the Board of Directors on April 1, 2003. Stockholders approved the amendment and restatement of the 1996 Director Incentive Plan at the stockholders’ meeting, which occurred on June 18, 2003. The Plan was previously amended effective as of January 1, 2004 and is now amended and restated in the form set forth herein effective as of January 1, 2005.

12.14	Term of Plan

No Eligible Director Fees earned on or after the expiration date of the 1996 Director Incentive Plan shall be deferred under the Plan. Eligible Director Fees deferred under the Plan prior to such date shall be deferred beyond such date in accordance with the Plan.

12.15	Section 409A of the Code

The Plan is intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Any amounts deferred hereunder that are subject to Section 409A of the Code and payable to a Participant who is or becomes a “specified employee” (within the meaning of such term under Section 409A of the Code and determined using any identification methodology and procedure selected by the Company from time to time, or, if none, the default methodology and procedure specified under Section 409A of the Code) at the time of distribution, except in the event of death, shall be delayed in accordance with the requirements of Section 409A of the Code until the day immediately following the six month anniversary of such Participant’s “separation of service” within the meaning of Section 409A of the Code (and the guidance issued thereunder). Notwithstanding the foregoing, the Company does not guarantee, and nothing in the Plan is intended to provide a guarantee of, any particular tax treatment with respect to payments or benefits under the Plan, and the Company shall not be responsible for compliance with, or exemption from, Section 409A of the Code and the guidance issued thereunder.